UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

AFFINITY GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2011, Affinity Gaming, LLC (the “Company”) entered into an Asset and Equity Purchase Agreement (the “Golden Gaming Agreement”) with Golden Gaming, Inc. (“Golden Gaming”) and an Asset Purchase Agreement with an affiliate of Golden Gaming, Golden Mardi Gras, Inc. (the “Black Hawk Agreement” and affiliated with both JETT and the together with the Golden Gaming Agreement, the “Golden Agreements”).

The Golden Agreements

Pursuant to the Golden Gaming Agreement, upon the terms and subject to the conditions thereof, the Company agreed to sell the assets of its Terrible’s Town Casino and its Terrible’s Lakeside Casino & RV Park, both located in Pahrump, Nevada (the “Pahrump Casinos”), and its slot machine route operations (other than the Herbst Slot Route (defined below)) (the “Slot Route”) to Golden Gaming, which will also assume certain liabilities related to the Pahrump Casinos and Slot Route.  The assets purchased by Golden Gaming will include $23,750,000 in cash used to operate the Slot Route.

Pursuant to the Black Hawk Agreement, upon the terms and subject to the conditions thereof, the Company agreed to purchase the assets and assume certain liabilities of Golden Gaming’s Golden Mardi Gras Casino, Golden Gates Casino and Golden Gulch Casino, each located in Black Hawk, Colorado (the “Black Hawk Casinos”).

A purchase price adjustment will be payable under the Golden Agreements based on the relative values at closing of the Pahrump Casinos and Slot Route, on the one hand, and the Black Hawk Casinos, on the other hand.  For purposes of this adjustment, the value of the Pahrump Casinos and Slot Route will be determined based on a multiple of the trailing twelve months EBITDA of the Pahrump Casinos and Slot Route through the end of the last full calendar month that is 30 days prior to closing, subject to a maximum valuation of $87.0 million and a minimum valuation of $71.9 million.  The value of the Black Hawk Casinos will be determined based on a multiple of the trailing twelve months EBITDA of the Black Hawk Casinos through the end of the last full calendar month that is 30 days prior to closing, subject to a maximum valuation of $92.3 million and a minimum valuation of $76.2 million.  The party who purchases the business with the higher valuation will be required to pay an amount in cash to the other party equal to the difference between the two valuations.  If the Company is required to pay the difference, the funds will come from cash on hand.

The Golden Agreements contain representations, warranties and covenants of the parties customary for a transaction of this type. The closing of the transactions contemplated by each of the Golden Agreements is conditioned upon the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the approval of applicable gaming authorities, the consent of the parties’ respective lenders, the concurrent closing of the transactions under both Golden Agreements, and other customary conditions.  The closing is expected to occur in the second or third quarter of 2012.  In the event Golden Gaming fails to deliver the consent of its lenders to the transactions or fails to obtain a commitment to refinance its existing debt which expressly consents to the transactions, either party will have the right to terminate the Golden Agreements (until such time as Golden Gaming delivers consent of its lenders).

If the closing conditions under both Golden Agreements are not likely to be satisfied within 30 days of each other, the parties will cooperate in good faith to enter into a mutually agreeable alternative arrangement whereby (i) the closings will occur simultaneously, (ii) the consideration will be paid, and (iii) the party purchasing the business with respect to which all closing conditions have not yet been satisfied will receive substantially all the benefits and bear the burdens of ownership of that business (until such time as all conditions are satisfied and ownership is transferred).

Item 8.01. Other Events.

On September 19, 2011, certain subsidiaries of the Company entered into an Asset Purchase and Sale Agreement (the “JETT Agreement”) with JETT Gaming, LLC (“JETT”).

The JETT Agreement

Pursuant to the JETT Agreement, upon the terms and subject to the conditions thereof, the Company agreed to sell the assets of its Terrible’s Searchlight Casino, in Searchlight, Nevada (the “Searchlight Casino”) and its Terrible Herbst convenience store slot machine route operations (“Herbst Slot Route”) to JETT.  The Company also agreed to terminate certain agreements with parties affiliated with both JETT and the former owners of the Company’s predecessor, Herbst Gaming, Inc.  In consideration for the Searchlight Casino and the Herbst Slot Route, JETT agreed to (i) assume certain liabilities related to the Searchlight Casino and the Herbst Slot Route, (ii) pay an amount in cash for certain equipment used in the Herbst Slot Route, and (iii) enter into an agreement not to compete with the Company’s other slot route operations and not to solicit any Company employee who is engaged in the operation of the Company’s other businesses for a period of time.

The JETT Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. The closing of the transactions contemplated by the JETT Agreement is conditioned upon the approval of applicable gaming authorities, the consent of the Company’s lenders, and other customary conditions.  The closing is expected to occur in the first half of 2012.

Cautionary Statement Regarding Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects”, “projects,” “may,” “will” or “should” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties, and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements we make in this current report include regional, national or global political, economic, business, competitive, market and regulatory conditions and include the following:

•                  the recently completed bankruptcy proceedings may adversely affect our business, including our relationships with customers and suppliers;

•                  the recession, and in particular the economic downturn in Nevada and California, may continue to adversely affect our business;

•                  our debt service requirements may adversely affect our operations and ability to compete;

•                  our ability to generate cash to service our substantial indebtedness depends on many factors that are beyond our control;

•                  we may experience a loss of revenue or market share due to intense competition;

•                  we face extensive regulation from gaming and other government authorities;

•                  changes to applicable gaming and tax laws could have a material adverse effect on our financial condition; and

•                  other risks and uncertainties that are more fully described in our most recent Annual Report on Form 10-K, including under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Any forward-looking statement made by us in this current report speaks only as of the date of this current report.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GAMING, LLC

Date: September 23, 2011	By:	/s/ MARC H. RUBINSTEIN
Marc H. Rubinstein
Senior Vice President, General Counsel and Secretary